                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                             __________________

                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE

                       SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   AUGUST 5, 1998
                                                  ------------------------------


                                NETOPIA, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


      Delaware                    0-28450                   94-3033136
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(State or other jurisdiction    (Commission                (IRS Employer
     of incorporation)          File Number)            Identification No.)


2470 Mariner Square Loop, Alameda, California                              94501
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(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code   (510) 814-5100
                                                   -----------------------------


Same
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       (Former name or Former Address, if Changed Since Last Report.)
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ITEM 2.    DISPOSITION OF ASSETS.

     (a)   On August 5, 1998, the Registrant sold its Farallon LAN
Division ("LAN Division"), including the LAN Division's products, accounts receivable, inventory, property and equipment, intellectual property and other related assets, to Farallon Networking Corporation ("Farallon"), a Delaware corporation and an affiliate of Gores Technology Group ("Gores"). Farallon also assumed certain accounts payable and other liabilities of the LAN Division. The LAN Division developed and sold Local Area Networking ("LAN") products primarily for Apple Macintosh computers. The LAN Division's products consisted of Ethernet, EtherWave, Fast Ethernet and LocalTalk compatible products which included the PhoneNET system of network connectivity products (the "LAN Products"). The sale transaction will be recorded as a discontinued operation in the fourth fiscal quarter ending September 30, 1998. Due to transaction related expenses, the Registrant expects to record a loss on the sale not expected to exceed $3.0 million. As a result of the disposal of this segment, the Registrant will be reassessing its remaining operations and presently anticipates the Registrant's continuing operations will record a charge not expected to exceed approximately $1.0 million for certain one-time reorganization items and will provide a valuation reserve against approximately $3.5 million in deferred tax assets in the fourth fiscal quarter ending September 30, 1998.

           Pursuant to the terms of the Agreement for Purchase and Sale of Assets, dated August 5, 1998 (the "Agreement"), by and between the Registrant and Farallon, the Registrant received from Farallon consideration aggregating $4.9 million, including $2,000,000 cash, a two-year $1,000,000 promissory note guaranteed by Gores, a warrant to purchase equity of Farallon and the right to receive royalty payments on revenues generated by the sale of LAN Products over a five-year period as described in Section 2.5 of the Agreement. The amount and nature of the consideration was determined by arms-length negotiation among the parties.

           At the time of the sale transaction there was no material relationship between Farallon or Gores (including the officers, directors and stockholders of Farallon or Gores) and the Registrant or any of its affiliates, or any director or officer of the Registrant, or any associate of any such director or officer of the Registrant.

           The foregoing description is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 2.1 and
                                                        -----------
incorporated herein by reference.
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ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

     (b)   The Registrant is required to file pro forma financial information in
                                              ---------
connection with the sale transaction.  Such pro forma financial information will
                                            ---------
be filed by amendment not later than 60 days after the date this report on Form 8-K must be filed.

     (c)   Exhibits:

           Exhibit
           Number    Description
           -------   -----------

           2.1 Agreement of Purchase and Sale of Assets, dated August 5, 1998, by and between Netopia, Inc., a Delaware corporation, and Farallon Networking Corporation, a Delaware corporation.*

           99.1      Text of Press Release dated August 5, 1998.



*Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules to this Agreement of Purchase and Sale of Assets have been omitted. Such exhibits and schedules will be submitted to the Securities and Exchange Commission upon request.
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                                 SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NETOPIA, INC.


Date:  August 20, 1998             By:    /s/ James A. Clark
                                      -----------------------------------------
                                          James A. Clark
                                          Vice President and Chief Financial
                                          Officer
                                          (Duly Authorized Officer and Principal
                                          Financial Officer)
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                                EXHIBIT INDEX


Exhibit
Number     Description
------     -----------

2.1        Agreement of Purchase and Sale of Assets, dated
           August 5, 1998, by and between Netopia, Inc., a
           Delaware corporation, and Farallon Networking
           Corporation, a Delaware corporation.*

99.1       Text of Press Release dated August 5, 1998.



*Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules to this Stock Purchase Agreement have been omitted. Such exhibits and schedules will be submitted to the Securities and Exchange Commission upon request.